Exhibit 99.2

NEWS RELEASE

Lumen Technologies announces pricing of Senior Notes

DENVER, June 2, 2021 — Lumen Technologies (NYSE: LUMN) announced that it has agreed to sell $1.0 billion aggregate principal amount of its unsecured 5.375% Senior Notes due 2029 (the “2029 Notes”) pursuant to the private offering announced earlier today.

The 2029 Notes were priced to investors at par and will mature on June 15, 2029.

Lumen plans to use the net proceeds from the offering, together with cash on hand, for general corporate purposes, including reducing its indebtedness by repaying at maturity its outstanding 6.45% Senior Notes, Series S, due 2021. The offering is expected to be completed on June 15, 2021, subject to the satisfaction or waiver of customary closing conditions.

The 2029 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the 2029 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The 2029 Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the 2029 Notes, nor will there be any sale of the 2029 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered United States trademarks of CenturyLink Communications LLC (doing business as Lumen Technologies Group), which is a wholly-owned subsidiary of Lumen Technologies, Inc.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to, our failure to satisfy the conditions to the initial purchasers’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in our credit ratings; changes in our cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact our ability or willingness to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in our filings with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Tracey Lucas	Mark Stoutenberg
Tracey.Lucas@lumen.com	Mark.Stoutenberg@lumen.com
+1 720-888-4443	+1 720-888-1662

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